UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

BLUE OWL CREDIT INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into to a Material Definitive Agreement

On April 27, 2026 (the “First Refinancing Date”), Blue Owl Credit Income Corp. (the “Company”) completed a $395,820,000 term debt securitization refinancing (the “CLO Refinancing”), also known as a collateralized loan obligation refinancing, which is a form of secured financing incurred by the Company. The secured notes issued in the CLO Refinancing and the secured loans borrowed in the CLO Refinancing and the preferred shares outstanding as of the First Refinancing Date were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XI, LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Refinancing was executed by (A) the issuance of the following classes of notes pursuant to an amended and restated indenture and security agreement dated as of the First Refinancing Date (the “Indenture”), by and between the Issuer and State Street Bank and Trust Company: (i) $82 million of AAA(sf) Class A-R Notes, which initially bear interest at Benchmark plus 1.45% and (ii) $40 million of AA(sf) Class B-R Notes, which initially bear interest at Benchmark plus 2.00% (together, the “Secured Notes”) and (B) the borrowing by the Issuer of (i) $50 million under floating rate Class A-1-RL loans (the “Class A-1-RL Loans”) and (ii) $100 million under floating rate Class A-2-RL loans (the “Class A-2-RL Loans”, and together with the Class A-1-RL Loans and Secured Notes, the “Debt”). The Class A-1-RL Loans initially bear interest at Benchmark plus 1.45%. The Class A-2-RL Loans initially bear interest at Benchmark plus 1.45%. The Class A-1-RL Loans were borrowed under a loan agreement (the “A-1-RL Loan Agreement”) and the Class A-2-RL Loans were borrowed under a loan agreement (the “A-2-RL Loan Agreement”), dated as of the First Refinancing Date, by and among the Issuer, as borrower, the lenders party thereto, and State Street Bank and Trust Company, as collateral trustee and loan agent. The Debt is secured by middle market loans, participation interests in middle market loans and other assets of the Issuer. The Debt is scheduled to mature on the Payment Date (as defined in the Indenture) in April 2039. The Secured Notes were privately placed by SMBC Nikko Securities America, Inc., as Placement Agent. The proceeds from the CLO Refinancing were used to redeem in full the classes of notes and 12,000 of the preferred shares issued on May 24, 2023 (the “Original Closing Date”) and to pay expenses incurred in connection with the CLO Refinancing.

On the Original Closing Date, the Issuer issued $135,820,000 of subordinated securities in the form of 135,820 of its preferred shares (the “Preferred Shares”). The Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral securing the Debt. The Company purchased all of the Preferred Shares on the Original Closing Date, $12,000,000 of which were redeemed on the First Refinancing Date. 123,820 Preferred Shares remain outstanding as of the First Refinancing Date. The Company acts as retention holder in connection with the CLO Refinancing for the purposes of satisfying certain U.S., United Kingdom and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Preferred Shares.

On the Original Closing Date, the Company entered into a loan sale agreement with the Issuer, which provided for the contribution of approximately $96.434 million funded par amount of middle market loans from the Company to the Issuer on the Original Closing Date and for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Debt. As part of the CLO Refinancing, the Company entered into an amended and restated loan sale agreement dated as of the First Refinancing Date (the “BOCIC Loan Sale Agreement”), which provided for the contribution and sale of approximately $56.126 million funded par amount of middle market loans from the Company to the Issuer on the First Refinancing Date and for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted the initial portfolio of assets securing the Debt.

The Company made customary representations, warranties, and covenants to the Issuer under the loan sale agreement. No gain or loss was recognized as a result of these sales or contributions.

Through April 2031, a portion of the proceeds received by the Issuer from the loans securing the Debt may be used by the Issuer to purchase additional middle market loans under the direction of Blue Owl Credit Advisors LLC (“BOCA”), the Company’s investment advisor, in its capacity as collateral manager for the Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The Debt is the secured obligation of the Issuer, and the Indenture, the A-1-RL Loan Agreement and the A-2-RL Loan Agreement each include customary covenants and events of default. The Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

BOCA will serve as collateral manager for the Issuer under an amended and restated collateral management agreement dated as of the First Refinancing Date (the “Amended and Restated Collateral Management Agreement”). BOCA is entitled to receive fees for providing these services. BOCA has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to the Adviser pursuant to the Amended and Restated Investment Advisory Agreement, dated May 18, 2021, between the Adviser and the Company will be offset by the amount of the collateral management fee attributable to the CLO XI Issuer’s equity or notes owned by the Company.

BOCIC expects to use the proceeds of the issuance and incurrence of the Debt, net of certain fees and expenses, for general corporate purposes.

The above description of the documentation related to the CLO Refinancing and other arrangements entered into on the First Refinancing Date contained in this Current Report on Form 8-K do not propose to be complete and are qualified in their entirety by reference to the underlying agreements, including the Indenture, the BOCIC Loan Sale Agreement, the A-1-RL Loan Agreement, the A-2-RL Loan Agreement and the Amended and Restated Collateral Management Agreement, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Indenture and Security Agreement, dated as of April 27, 2026, by and between Owl Rock CLO XI, LLC, as Issuer, and State Street Bank and Trust Company, as Collateral Trustee.

10.2	Amended and Restated Collateral Management Agreement, dated as of April 27, 2026, by and between Owl Rock CLO XI, LLC, as Issuer, and Blue Owl Credit Advisors LLC, as Collateral Manager.

10.3	Amended and Restated Loan Sale Agreement, dated as of April 27, 2026, between Blue Owl Credit Income Corp., as Seller, and Owl Rock CLO XI, LLC, as Purchaser.

10.4	Class A-1-RL Loan Agreement, dated as of April 27, 2026, among Owl Rock CLO XI, LLC, as Borrower, the Lenders from time to time party thereto and State Street Bank and Trust Company, as Loan Agent and Collateral Trustee.

10.5	Class A-2-RL Loan Agreement, dated as of April 27, 2026, among Owl Rock CLO XI, LLC, as Borrower, the Lenders party thereto and State Street Bank and Trust Company, as Loan Agent and Collateral Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Credit Income Corp.

Dated: May 1, 2026	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer